Second Quarter Report
Quarter ended June 30, 2012

Hotel Palomar in Dallas, Texas.

Second Quarter Overview
As of September 13, 2012

• From the Fund’s inception, its value-add investment strategy has targeted assets that had operating issues, problems in their capital structure, low occupancy rates, or less-than-optimum positioning. The Fund continues in its disposition phase and now only consists of two assets: the Hotel Palomar in Dallas, Texas, and five acres of land retained as a result of the sale of 1221 Coit Road in Plano, Texas, discussed below.

• On August 16, 2012, the Fund sold its 90% interest in 1221 Coit Road for a contract sales price of $20.0 million. In this sale, the general partners packaged this property with a similar property in another Behringer Harvard-sponsored program to create greater value for the Fund’s investors. On August 17, 2012, after more than two years of persistent effort, the Fund sold 250/290 John Carpenter Freeway in Irving, Texas, for a contract sales price of $22.8 million. The net proceeds from these sales were used to fully satisfy the existing indebtedness associated with these properties and to pay down additional liabilities of the Fund.

• As part of the sale of 250/290 John Carpenter Freeway, the Fund made a pay down of $8.7 million on the loan associated with the Hotel Palomar. This principal repayment reduced the loan’s outstanding balance to $32.2 million. We are working with the current lender to extend the current loan to December 31, 2013. In addition, we are looking at sources to refinance this loan, which matures on December 21, 2012.

• As the Fund has continued in its disposition phase, the actual number of assets available to create usable cash flow has declined. At the same time, however, the Fund’s public company expenses remain fixed. The general partners will continue to evaluate cost saving initiatives to better match expenses and usable cash flow.

• Since inception, sponsor support for the Fund has totaled $59.6 million in loans, loan forgiveness, and waived and deferred fees, operating costs, and accrued interest. This support equates to 55% of the original capital raise and exemplifies the sponsor’s commitment to the Fund and its investors given the difficult circumstances created by the economic and real estate recession.

Financial Highlights.

Some numbers	(in thousands)	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
have been		Jun. 30, 2012	Jun. 30, 2011	Jun. 30, 2012	Jun. 30, 2011
rounded for
presentation	Total revenues	$4,322	$4,396	$8,673	$9,185
purposes.	Net operating income[1]	$716	$297	$1,199	$1,325

	(in thousands)	As of Jun. 30, 2012	As of Dec. 31, 2011
	Total assets	$66,713	$116,026
	Total liabilities	$84,464	$136,806

Investor Information

A copy of the Partnership’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at sec.gov or by written request to the Partnership at its corporate headquarters. For additional information about Behringer Harvard and its investment programs, please contact us at 866.655.3650.

Consolidated Balance Sheets (Unaudited)

	As of	As of
(in thousands, except unit amounts)	June 30, 2012	Dec. 31, 2011

Assets
Real estate
Land	$6,736	$13,459
Buildings and improvements, net	40,048	60,946
Total real estate	46,784	74,405

Real estate inventory, net	-	28,849
Assets associated with real estate held for sale	9,309	-
Cash and cash equivalents	4,088	3,296
Restricted cash	733	2,731
Accounts receivable, net	3,598	2,912
Prepaid expenses and other assets	771	828
Furniture, fixtures, and equipment, net	271	330
Deferred financing fees, net	461	591
Lease intangibles, net	698	2,084
Total assets	$66,713	$116,026

Liabilities and Equity (deficit)
Liabilities
Notes payable	52,084	111,724
Note payable to related party	12,018	12,018
Accounts payable	340	692
Payables to related parties	4,206	3,424
Accrued liabilities	3,386	8,948
Obligations associated with real estate held for sale	12,430	-
Total liabilities	84,464	136,806

Commitments and contingencies

Equity (deficit)
Partners’ capital (deficit)
Limited partners–11,000,000 units authorized, 10,803,839 units issued and outstanding at June 30, 2012, and December 31, 2011	$(49,048)	$(52,909)
General partners	38,437	38,437
Partners’ capital (deficit)	(10,611)	(14,472)
Noncontrolling interest (deficit)	(7,140)	(6,308)
Total equity (deficit)	(17,751)	(20,780)
Total liabilities and equity (deficit)	$66,713	$116,026

Consolidated Statements of Cash Flows

	6 mos. ended	6 mos. ended
(in thousands, except per unit amounts)	June 30, 2012	June 30, 2011

Cash flows from operating activities
Net income (loss)	$3,075	$(20,063)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,688	3,337
Asset impairment loss	-	18,788
Gain on sale of assets	(162)	-
Gain on troubled debt restructuring	(8,145)	(4,913)
Changes in operating assets and liabilities:
Real estate inventory	(182)	(1,930)
Accounts receivable	(686)	339
Prepaid expenses and other assets	57	73
Lease intangibles	-	(837)
Accounts payable	(352)	72
Accrued liabilities	722	248
Payables or receivables with related parties	782	122
Cash used in operating activities	(3,203)	(4,764)

Cash flows from investing activities
Proceeds from sale of assets	2,869	16,155
Capital expenditures for real estate	(1,034)	(254)
Change in restricted cash	1,998	873
Cash provided by investing activities	3,833	16,774

Cash flows from financing activities
Proceeds from notes payable	3,669	1,611
Proceeds from note payable to related party	-	325
Payments on notes payable	(3,461)	(16,514)
Payments on capital lease obligations	-	(36)
Financing costs	-	(2)
Distributions to noncontrolling interest holders	(46)	-
Contributions from general partners	-	2,604
Cash provided by (used in) financing activities	162	(12,012)

Net change in cash and cash equivalents	792	(2)
Cash and cash equivalents at beginning of period	3,296	2,040
Cash and cash equivalents at end of period	$4,088	$2,038
Supplemental disclosure
Interest paid, net of amounts capitalized	$1,445	$2,778
Income tax paid	$81	$178
Non-cash investing activities
Notes receivable from noncontrolling interest holder	$23	$197
Capital expenditures for real estate in accrued liabilities	$-	$6
Transfer of real estate and lease intangibles through cancellation of debt	$15,542	$-
Non-cash financing activities
Contributions from noncontrolling interest holder	$23	$197
Cancellation of debt through discounted payoff	$-	$4,845
Cancellation of debt through transfer of real estate	$47,848	$-

Consolidated Statements of Operations (Unaudited)

(in thousands, except per unit amounts)	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues
Rental revenue	$604	$690	$1,482	$1,402
Hotel revenue	3,718	3,381	7,191	7,458
Real estate inventory sales	-	325	-	325
Total revenues	4,322	4,396	8,673	9,185

Expenses
Property operating expenses	3,240	3,343	6,522	6,644
Asset impairment loss	-	7,513	-	10,213
Interest expense, net	939	1,342	2,151	1,903
Real estate taxes, net	321	275	666	589
Property and asset management fees	266	295	557	548
General and administrative	413	257	591	464
Depreciation and amortization	471	823	1,006	1,819
Cost of real estate inventory sales	-	326	-	326
Total expenses	5,650	14,174	11,493	22,506

Interest income	-	45	51	103
Gain on troubled debt restructuring	7,228	-	7,228	-
Income (loss) from continuing operations before income taxes	5,900	(9,733)	4,459	(13,218)

Provision for income taxes	(37)	(21)	(68)	(69)
Loss from continuing operations	5,863	(9,754)	4,391	(13,287)

Loss from discontinued operations	(243)	(5,051)	(1,316)	(6,776)

Net Income (loss)	5,620	(14,805)	3,075	(20,063)

Noncontrolling interest in continuing operations	(176)	328	(400)	451
Noncontrolling interest in discontinued operations	(50)	166	(386)	327

Net (income) loss attributable to noncontrolling interest	(226)	494	(786)	778

Net income (loss) attributable to the Partnership	$5,846	$(14,311)	$3,861	$(19,285)

Amounts attributable to the Partnership
Continuing operations	$6,039	$(9,426)	$4,791	$(12,836)
Discontinued operations	(193)	(4,885)	(930)	(6,449)

Net income (loss) attributable to the Partnership	$5,846	$(14,311)	$3,861	$(19,285)

Basic and diluted weighted average limited partnership units outstanding	10,804	10,804	10,804	10,804

Net income (loss) per limited partnership unit-basic and diluted
Income (loss) from continuing operations attributable to Partnership	$0.56	$(0.87)	$0.44	$(1.19)
Loss from discontinued operations attributable to Partnership	(0.02)	(0.45)	(0.08)	(0.59)
Basic and diluted net loss per limited partnership unit	$0.54	$(1.32)	$0.36	$(1.78)

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the “Fund,” the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the Fund’s filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of June 30, 2012, and December 31, 2011, and our unaudited, consolidated results of operations and cash flows for the periods ended June 30, 2012, and 2011.

Net Operating Income (NOI)[1]

(in thousands)	3 mos. ended	3 mos. ended	6 mos. ended	6 mos. ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Total revenues	$4,322	$4,396	$8,673	$9,185
Operating expenses
Property operating expenses	3,240	3,343	6,522	6,644
Real estate taxes, net	321	275	666	589
Property and asset management fees	266	295	557	548
Cost of real estate inventory sales	-	326	-	326
Less: Asset management fees	(221)	(140)	(271)	(247)
Total operating expenses	3,606	4,099	7,474	7,860
Net operating income	$716	$297	$1,199	$1,325

Reconciliation to Net Income (Loss)

Net operating income	$716	$297	$1,199	$1,325
Less: Depreciation and amortization	(471)	(823)	(1,006)	(1,819)
General and administrative expenses	(413)	(257)	(591)	(464)
Interest expense, net	(939)	(1,342)	(2,151)	(1,903)
Asset management fees	(221)	(140)	(271)	(247)
Asset impairment loss	-	(7,513)	-	(10,213)
Provision for income taxes	(37)	(21)	(68)	(69)
Add: Interest income	-	45	51	103
Gain on troubled debt restructuring	7,228	-	7,228	-
Loss from discontinued operations	(243)	(5,051)	(1,316)	(6,776)
Net income (loss)	$5,620	$(14,805)	$3,075	$(20,063)

1Net operating income (NOI), a non-GAAP financial measure, is defined as total revenue less property operating expenses, real estate taxes, property management fees, advertising costs, and cost of real estate inventory sales. Management believes that NOI provides an accurate measure of the Partnership’s operating performance because NOI excludes certain items that are not associated with management of our properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our cash needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net loss has been provided.

Date Published 09/12
© 2012 Behringer Harvard	1518-1 ST Q2 Report 2012